EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports dated March 13, 2013 on the consolidated financial statements of Inventure Foods, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Inventure Foods, Inc. and subsidiaries appearing in this Annual report on Form 10-K , into the Company’s Registration Statements on Form S-8 (Registration Statement Nos. 333-26117, 333-48692, 333-87028, 333-127144, 333-127145, 333-137778, 333-151618, 333-159833 and 333-174394).

/s/ MOSS ADAMS LLP

Scottsdale, Arizona

March 13, 2013